Exhibit 10.5

Sales Contract

Contract NO: YGX0609050001

Sign date: 5 September 2006

Sign Place: Jiashan Zhejiang

The Buyer: JingAo Solar Co., Ltd

Address: JingLong Industrial Park, JingLong Street, NingJin Country, Hebei Province ,China

Tel: +86-319-5806685            Fax: +86-319-5800754

The Seller: ReneSola Ltd. (Zhengjiang Yuhui Solar Energy Source Co. Ltd.)

Address: Industrial park, Yaozhuang Town, Jiashan County, Zhejiang Province, China

Tel: +86-573-4773390            Fax: +86-573-4773063

The buyer and seller signed three years contract subject to the agreement as below:

1. Commodity & Description:

Name of products	Specifications	Quantity	Unit Price	Total Amount
Solar wafer

1. Type: P

2. Dimension:125+/-0.5mm

3. Diagonal:150+/-0.5mm

4. Thickness:200+/-20µm

5. Resistivity:0.5 ~ 3 Ω • cm or 3 ~ 6 Ω • cm

6. Lifetime: ≥ 10µs

7. Saw mark:<15µm

8. Dopant: Boron

9.Oxygen≤1*10[18]atoms/cm3

10.Carbon≤5*10[16]atoms/cm3

11.Squaresides angle: 90º

12. Crystal orientation: 100±1.0º

13.:TTV≤30µm

		300 thousand pieces per month delivered from May 2007 to December 2007, delivery amount of each month in the year 2008 and 2009 is increased on the basis of that.	RMB51.00/PCS in 2007. In the year of 2008 and 2009, the unit price will be decided by both parties by the end of 2007 and 2008.	Before the end of 2007, the buyer shall pay RMB107,100,000.00 (Say One Hundred and Seven Million and One Hundred Thousand Only) to the seller. The amount of payment in 2008 and 2009 shall be paid after the confirmation of price and quantity by both parties.

2. The specifications of technical requirement: Execute according to the contract above.

3. Shipment: Delivery in the seller’s factory, and the buyer will be in charge of transportation and freight.

4. Packing: Packing should be suitable for the long-distance carriage of the solar wafers.

5. Inspection and Discrepancy: If the buyers have any defect found after the inspection of arrival goods, claim and defective goods should be sent back to the sellers within one month. After receipt of the defects, the sellers should replace such defective goods by the bran-new ones within 15 days.

6. Payment terms: Since the sign of the contract, the buyers shall prepay the 30% of the total amount of payment in 2007, namely RMB32,130,000.00, say RMB Thirty Two Million and One Hundred Thirty Thousand Only before January 31st, 2007, and in case buyers delay the payment, this contract will be cancelled The prepayment shall be distributed evenly on the unit price to offset the payment of goods, and the remaining payment of goods will be paid within 1 week by the buyers according to the actual information of delivery. Negotiation of the unit price in the year of 2008 and 2009 will be decided by the both parties and executed the same fulfillment

7. Validity: Validity is from the sign of contract to the complete of performance.

8. Breach of contract: (1) In case of delayed payment beyond 7 working days, the buyers shall pay the 1‰ of total payment goods in that month as the penalty for every delayed week. The total penalty shall not, however, exceed 1% of total value of goods in that month. (2)In case of delayed delivery of goods beyond 7 working days, the sellers shall pay the 1‰ of total payment of goods in that month as the penalty for every delayed week, The total penalty shall not, however, exceed 1% of total value of goods in that month.

9. All disputes arising in the performance of this contract shall be settled by the friendly negotiation of each side; in case no settlement can be reached, the disputes shall be then submitted to the Localf Arbitration Commission in China.

10. Others: This contract is in duplicate and comes into force only after it is signed or sealed by the each party concerned, and each party keeps one. The photocopy of the contract can be considered valid.

Duly Signed on behalf of:

JingAo Solar Co., Ltd

ReneSola Ltd. (Zhejiang Yuhui Solar Energy Source Co., Ltd.)

The Buyer:

JingAo Solar Co., Ltd

Address: JingLong Industrial Park, JingLong Street, NingJin Country, Hebei Province ,China

Tel: +86-319-5806685                Fax: +86-319-5800754

Signature	/s/ Yang Huaijin

Date September 15, 2006

The Seller:

ReneSola Ltd. (Zhejiang Yuhui Solar Energy Source Co., Ltd.)

Address: Industrial park Yaozhuang Town Jiashan County Zhejiang Province China

Tel: +86-573-4773390

Fax: +86-573-4773063

Signature	/s/ Li Xianshou

Date September 15, 2006

Additional Agreement

Party A:	Renesola Ltd. (Zhejiang Yuhui Solar Energy Source Co., Ltd.)

Party B:	JingAo Solar Co., Ltd.

This additional agreement is set up for some adjustment against to the contract No. YGX0609050001 which was signed on 5th Sep. 2006 between both parties:

1.	Former item No. 1 for quantity “300 thousand pieces per month delivered from May 2007 to December 2007, delivery amount of each month in the year 2008 and 2009 is increased on the basis of that.” revised to “300 thousand pieces per month delivered from June 2007 to December 2007, delivery amount of each month in the year 2008 and 2009 is increased on the basis of that.”

2.	On top of that, the else is the same as before (including price, lead time, total amount, deposit, etc.)

JingAo Solar Co., Ltd.

Address: Jinglong Industrial Park, Jinglong Street, Ningjin County, Hebei Province, China

Tel: +86-319-5801108                     Fax: +86-319-5800754

Signature:	/s/ Yang Huaijin

Date:

The Seller:

ReneSola Ltd. (Zhejiang Yuhui Solar Energy Source Co., Ltd.)

Address: Industrial park Yaozhuang Town Jiashan County Zhejiang Province China

Tel: +86-593-4773390

Fax: +86-593-4773063

Signature:	/s/ Li Xianshou

Date: